As Filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333- 284768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XWELL, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4988129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 750-9595

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ezra T. Ernst

President and Chief Executive Officer

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 750-9595

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Alla Digilova, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 29, 2025

PROSPECTUS

XWELL, Inc.

62,003,579 Shares of Common Stock

(and including up to 3,404,200 Dividend Shares)

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to an aggregate of 62,003,579 shares of our common stock, par value $0.01 per share (the “Common Stock”), issuable upon (i) the conversion of shares of our newly designated Series G convertible preferred stock (the “Preferred Shares”), (ii) exercise of certain warrants (the “Warrants”) and (iii) the issuance of Common Stock as dividends to the holders of the Preferred Shares (the “Dividend Shares”). The Preferred Shares were acquired by the applicable selling stockholders under the Securities Purchase Agreement (the “Purchase Agreement”), dated January 14, 2025, by and among the Company and the investors party thereto (the “Investors”). The Warrants were acquired by the selling stockholders under the Purchase Agreement. The shares of Common Stock issuable upon the conversion of the Preferred Shares are herein referred to as “Conversion Shares,” and the shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as “Warrant Shares.”

The Conversion Shares and the Warrant Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

We are registering the resale of the Conversion Shares and Warrant Shares covered by this prospectus as required by the Registration Rights Agreement, dated January 14, 2025, by and among the Company and the Investors (the “Registration Rights Agreement”), as well as the Dividend Shares. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants. We intend to use those proceeds, if any, for general corporate purposes.

The issuance of the shares of Common Stock covered by this prospectus could cause substantial dilution to our existing stockholders. The number of shares covered by this prospectus represents approximately 1,114% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus. Please refer to risk factor entitled “The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution” on page 10 of this prospectus. For additional information on the terms of the Preferred Shares and the Warrants, including those terms which may affect the number of Conversion Shares, Dividend Shares or Warrant Shares that will be issued to the holders of the Preferred Shares and the Warrants, you should refer to the section of this prospectus entitled “Prospectus Summary—Private Placement of Preferred Shares and Warrants.”

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of Common Stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of Common Stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Any shares of Common Stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the Common Stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XWEL.” On April 28, 2025, the last reported sales price for our Common Stock was $0.80 per share.

Investment in our Common Stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2025.

About this Prospectus

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of Common Stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “XWEL,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to XWELL, Inc. and its consolidated subsidiaries.

Overview

XWELL is a global wellness company operating multiple brands and focused on bringing restorative, regenerative and reinvigorating products and services to travelers. As of the date of this Annual Report on Form 10-K, XWELL currently has four reportable operating segments: XpresSpa®, XpresTest®, Naples Wax Center® and Treat®.

On October 25, 2022, the Company changed its name to XWELL, Inc. from XpresSpa Group, Inc. The Company’s common stock, par value $0.01 per share, which had previously been listed under the trading symbol “XSPA” on Nasdaq, now trades under the trading symbol “XWEL”. The Company filed an amended and restated certificate of incorporation with the Delaware Secretary of State on October 24, 2022 (as amended, the “Amended and Restated Certificate”) reflecting the name change. Rebranding to XWELL aligned the Company’s corporate strategy to build a pure-play wellness services company, in both the airport and off-airport marketplaces.

XpresSpa

XWELL’s subsidiary, XpresSpa Holdings, LLC (“XpresSpa”) has been a global airport retailer of spa services through its XpresSpa spa locations, offering travelers premium spa services, including massage, nail and skin care, as well as spa and travel products.

As of December 31, 2024, there were 18 domestic XpresSpa locations in total comprised of 17 Company-owned locations and one franchise. The Company also had 10 international locations operating as of December 31, 2024, including two XpresSpa locations in the Dubai International Airport in the United Arab Emirates, one XpresSpa location in the Zayad International Airport in Abu Dhabi, United Arab Emirates, three XpresSpa locations in the Schiphol Amsterdam Airport in the Netherlands and four XpresSpa locations in the Istanbul Airport in Turkey.

XpresTest

The Company, in partnership with certain COVID-19 testing partners, successfully launched its XpresCheck Wellness Centers, in June of 2020, through its XpresTest, Inc. subsidiary (“XpresTest”), which offered COVID-19 and other medical to the traveling public, as well as airline, airport and concessionaire employees, and TSA and U.S. Customs and Border Protection agents during the pandemic. As of December 31, 2023, the Company closed all XpresCheck locations and XpresTest no longer provides diagnostic testing services XpresTest began conducting bio surveillance monitoring with the Centers for Disease Control and Prevention (CDC) in collaboration with Concentric by Ginkgo Bioworks Holdings, Inc. (“Ginkgo Bioworks”) in 2021.

The program was renewed through August 2024. The revenue to XpresTest from such one-year extension totaled approximately $7,044. In January 2024, the program funding and scope were expanded, a revenue increase of $4,000, to an estimated $11,044 in revenue for XpresTest with new collection locations at U.S. international airports and the roll out of multi-pathogen testing across the program. In July 2024, the contract was further amended to extend the time period for services by two weeks (extension period August 12, 2024 to August 25, 2024). An increase of $293 in revenue for the two week extension brought total revenue to $11,337. The program was again extended in August 2024 through February 25, 2025. The funding was expanded with a revenue increase of $3,763, to an estimated $15,100 in revenue for XpresTest. In February 2025, the program was extended through a three-year contract with a total base value of $22.2 million over three years, and a maximum ceiling value of $24.8 million within the same timeframe.

HyperPointe

XWELL’s subsidiary, gcg Connect, LLC, operating as HyperPointe, provides direct to business marketing support across a number of health and health-related channels. From the creation of marketing campaigns for the pharmaceutical industry, to learning management systems to website and health related content creation, HyperPointe is a complementary service provider to XWELL’s health-focused brands as well as providing the majority of services to the external community.

For reporting purposes, the former HyperPointe segment has been consolidated into the XpresTest segment.

Treat

Treat, which is operating through XWELL’s subsidiary Treat, Inc. (“Treat”) is a wellness brand that provides access to wellness services for travelers at on-site centers. In April 2024, the decision was made to close the location in the Salt Lake City International Airport. In the first quarter of 2025, the decision was made to convert the final remaining Treat location at JFK International Airport in New York City to an XWELL location. Following the conversion of the JFK Treat location, in mid-2025, we will no longer have any Treat locations.

Naples Wax Center

XWELL’s subsidiary Naples Wax, LLC, d/b/a Naples Wax Centers (“Naples Wax Center” or “Naples Wax”) which was acquired on September 12, 2023, for a purchase price of $1,624, operates a group of upscale hair removal locations with core products and service offerings from face and body waxing to a range of skincare and cosmetic products. The acquisition of Naples Wax Center is intended to enable us to move beyond our airport client base with a business that can be adapted to a larger wellness platform while also growing our retail footprint to serve our long-term financial goals.

Although we recognize four segments of business, we believe there is opportunity to leverage a segment of our products and services across our platform of brands. Additionally, we are expanding our retail strategy, not only adding more products for sale but aligning those products more efficiently to our service offerings. This product strategy includes, for example, adding muscle relaxation patches to a neck or back massage to continue treatment after the delivery of the service.

We also plan to build our capability for delivering health and wellness services outside of the airport. We believe operating outside of the airport complements our offering and represents the fastest way to scale the XWELL family of brands.

We will be looking to further expand internationally. We believe a strategy for international expansion further advances our ability to expand our other brands including bio surveillance outside of the US.

Private Placement of Preferred Shares and Warrants

On January 14, 2025, we entered into the Purchase Agreement with the Investors, pursuant to which we issued and sold on January 14, 2025 (the “Closing Date”), in a private placement (the “Private Placement”), (i) an aggregate of 4,000 shares of the Company’s newly-designated Series G Convertible Preferred Stock initially convertible into up to 2,673,797 Conversion Shares at a conversion price of $1.496 per share (the “Conversion Price”), (ii) Series A warrants (the “Series A Warrants”) to acquire up to an aggregate of 2,673,797 shares of Common Stock at an initial exercise price of $1.496 per share, and (iii) Series B warrants to acquire up to an aggregate of 2,673,797 shares of Common Stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”) at an initial exercise price of $1.7952 per share. Each Preferred Share and accompanying Warrants were sold together at a combined offering price of $1,000.

The terms of the Preferred Shares are as set forth in the Certificate of Designations of the Series G Convertible Preferred Stock of XWELL, Inc. (the “Certificate of Designations”), which was filed and became effective with the Secretary of State of the State of Delaware on January 14, 2025. The Warrants are immediately exercisable and expire five years from the date of issuance.

The Private Placement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the investors in the Private Placement has represented to us that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Shares and Warrants were offered without any general solicitation by us or our representatives.

Registration Rights Agreements

In connection with the Private Placement, we entered into the Registration Rights Agreement, pursuant to which we are obligated, among other things, to (A) file a resale registration statement (the “Registration Statement”) with the SEC to register for resale promptly following the Closing Date, but in no event later than 30 calendar days after the Closing Date, the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares ((x) assuming for purposes hereof that the Preferred Shares are convertible at the Floor Price (as defined herein) and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein), all subject to adjustment as provided in Registration Rights Agreement, (B) have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement and as may be amended from time to time), and (C) maintain the registration until the earlier of (x) the date on which the selling stockholders may sell their Conversion Shares or Warrant Shares without restriction pursuant to Rule 144 under the Securities Act, (y) the date on which the selling stockholders no longer hold any Conversion Shares or Warrant Shares and (z) the five year anniversary of the Closing Date. The Company will be obligated to pay certain liquidated damages to the Investors if the Company fails to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

Preferred Shares

All shares of capital stock of the Company rank junior to the Preferred Shares, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

The Preferred Shares are convertible into Common Stock at the election of the holder at any time the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq.

We are required to redeem the Preferred Shares in six (6) equal quarterly installments, commencing on July 1, 2025. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 107% of the applicable Installment Redemption Amount (as defined in the Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) $0.167, which was 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the Stockholder Approval Date (as defined below), such lower amount as permitted, from time to time, by the Nasdaq Capital Market, and subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events, which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations (the “Floor Price”).

The holders of the Preferred Shares are entitled to dividends of 8% per annum, compounded each calendar quarter, which are payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), including, among other things, our failure to pay any amounts due to the holders of the Preferred Shares when due, the Preferred Shares accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment, assuming, for calculation purposes, that the stated value of such Preferred Shares remained outstanding through and including the one-year anniversary of the applicable date of conversion.

The holders of the Preferred Shares are entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Preferred Shares is entitled to be calculated assuming a conversion price of $1.36 per share, which was the Minimum Price (as defined in Rule 5635 of the Rules of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, our ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Certificate of Designations. Prior to receiving approval from our stockholders in accordance with the Nasdaq listing standards, such limitations included a limit on the number of shares that may be issued until the time that our stockholders approved the issuance of more than 19.99% of our issued and outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than June 1, 2025, and the Stockholder Approval was obtained on April 10, 2025 (the “Stockholder Approval Date”), at a special meeting of stockholders. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Shares or as part of any amortization payment or dividend make-whole payment under the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the suspension from trading or the failure of our Common Stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days and our failure to pay any amounts due to the holders of the Preferred Shares when due. In connection with a Triggering Event, each holder of Preferred Shares will be able to require us to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations.

Warrants

The Warrants are exercisable for shares of Common Stock immediately, at an exercise price of $1.496 per share for the Series A Warrants and at an exercise price of $1.7952 per share for the Series B Warrants and expire five years from the date of issuance. The exercise price of each Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like. Upon any such price-based adjustment to the exercise price, the number of Warrant Shares issuable upon exercise of the Warrants will be increased proportionately. The exercise price may also be voluntarily reduced by the Company to any amount and for any period of time with the prior written consent of the holders of at least a majority of the outstanding Warrants, subject to the rules and regulations of Nasdaq. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

Until such time as we have received the Stockholder Approval, we cannot issue any Warrant Shares if the issuance of such Warrant Shares (taken together with the issuance of any Conversion Shares or other shares of Common Stock issuable pursuant to the terms of the Certificate of Designations) would exceed 19.99% of our issued and outstanding shares of Common Stock prior to the Private Placement, which amount is the aggregate number of shares of Common Stock which we may issue under the rules or regulations of Nasdaq. We received Stockholder Approval at a special meeting of stockholders held on April 10, 2025.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated in Delaware as a corporation on January 9, 2006, and completed an initial public offering in June 2010. Our Common Stock which was previously listed since January 8, 2018, under the trading symbol “XSPA” on The Nasdaq Capital Market, has been listed under the trading symbol “XWEL” since October 25, 2022. Our principal executive offices are located at 254 West 31st Street, 11th Floor, New York, New York 10001. Our telephone number is (212) 750-9595 and our website address is www.xwell.com. We also operate the websites www.xpresspa.com, www.xprescheck.com, www.hyperpointe.com and www.napleswaxcenter.com. Through our website, we will make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus.

The Offering

Common Stock to be Offered by the Selling Stockholders

Up to an aggregate of 62,003,579 shares of Common Stock, which are issuable to such selling stockholders pursuant to the terms of the Preferred Shares and Warrants and which includes 3,404,200 Dividend Shares.

The terms of the Registration Rights Agreement require us to register the number of shares of Common Stock equal to the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price of $0.167, which was 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the Stockholder Approval Date, and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations, and (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants issued to the Investors (without taking into account any limitations on the exercise of such Warrants set forth therein), in each case subject to the adjustments set forth in the Certificate of Designations and Warrants.

We are also registering up to 3,404,200 Dividend Shares in connection with the payments of dividends in the form of shares of Common Stock, if any, to the holders of the Preferred Shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Conversion Shares and Warrant Shares by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if such Warrants are exercised for cash. We currently intend to use such proceeds, if any, for general corporate purposes.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 17 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “XWEL.”

Risk Factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 10 of this prospectus and the documents incorporated by reference in this prospectus.

Risk Factors

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to this Offering and Our Common Stock

The issuance of the shares of Common Stock covered by this prospectus could significantly increase the total number of shares of Common Stock issued and outstanding and thereby cause our existing stockholders to experience substantial dilution.

The shares of Common Stock being offered pursuant to this prospectus represent Conversion Shares issuable upon the conversion of our Preferred Shares and Warrant Shares issuable upon the exercise of the Warrants. As of April 11, 2025, there were 5,261,024 shares of Common Stock issued and outstanding (prior to any deemed issuance of any Conversion Shares or Warrant Shares). If we are required to issue the maximum number of Conversion Shares and Warrant Shares that are being registered hereunder, the number of shares of Common Stock issued and outstanding after such issuance would represent approximately 1,114% of the number of shares of Common Stock issued and outstanding as of the date of this prospectus. As a result, an existing stockholder’s proportionate interest in us will be substantially diluted. The actual number of shares of Common Stock that we issue to the selling stockholders may be less than the aggregate number of shares covered by this prospectus.

The Certificate of Designations provides for amortization payments to be issued in the form of shares of Common Stock at a conversion price that varies with the trading price of our Common Stock. This feature may result in a greater number of shares of Common Stock being issued upon conversions than if the conversions were effected at the conversion price in effect as of the date of this prospectus. Sales of these shares will dilute the interests of other security holders and may depress the price of our Common Stock and make it difficult for us to raise additional capital.

The Certificate of Designations for our Preferred Shares provides for the payment of amortization payments to the holder of our Preferred Shares in cash or shares of Common Stock, or a combination thereof, at the Company’s option. If the Company elects to pay any dividends in shares of Common Stock, the conversion price used to calculate the number of shares issuable will equal to the greater of (A) 80% of the average of the three lowest closing prices of our Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) $0.167, which was 20% of the Minimum Price on the Stockholder Approval Date or such lower amount as permitted, from time to time, by the Nasdaq Capital Market. The potential for such additional issuances below the Conversion Price as of the date of this prospectus may depress the price of our Common Stock regardless of our business performance. We may find it more difficult to raise additional equity capital while any of our Preferred Shares is outstanding.

The Certificate of Designations provides for the payment of dividends in cash or in shares of our Common Stock, or a combination thereof, and we may not be permitted to pay such dividends in cash, which will require us to have shares of Common Stock available to pay the dividends.

Each share of the Preferred Shares is entitled to receive cumulative dividends at the rate per share of 8% per annum of the stated value per share, compounded each calendar quarter. The dividends are payable in cash, out of any funds legally available for such purpose, or shares of Common Stock in the case of an Installment Conversion (as defined in the Certificate of Designations). We will not be permitted to pay the amortization in cash unless we are legally permitted to do so under Delaware law. As such, we may rely on having available shares of Common Stock to pay such amortization, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our amortization obligations.

Holders of our Preferred Shares are entitled to certain payments under the applicable Certificate of Designations that may be paid in cash, in shares of Common Stock or in additional Preferred Shares depending on the circumstances. If we make these payments in cash, it may require the expenditure of a substantial portion of our cash resources. If we make these payments in Common Stock, it may result in substantial dilution to the holders of our Common Stock.

Under the Certificate of Designations, we are required to redeem Preferred Shares in six equal quarterly installments, commencing on February 1, 2025. The amortization payments due upon such redemption are payable, at our election, in cash at 107% of the applicable Installment Redemption Amount (as defined in the Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the conversion price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the our Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) the Floor Price, and in each case subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events. Holders of our Preferred Shares are also entitled to receive dividends of 8% per annum, compounded each calendar quarter, which are payable in arrears monthly in cash or shares of our Common Stock, at our option, in accordance with the terms of the Certificate of Designations.

Our ability to make payments due to the holders of our Preferred Shares using shares of Common Stock is subject to certain limitations set forth in the applicable Certificate of Designations. We will not be permitted to pay the amortization in cash unless we are legally permitted to do so under Delaware law. As such, we may rely on having available shares of Common Stock to pay such amortization, which will result in dilution to our shareholders. If we do not have such available shares, we may not be able to satisfy our amortization obligations, or we may be forced to make such payments in cash. If we do not have sufficient cash resources to make these payments, we may need to raise additional equity or debt capital, and we cannot provide any assurance that we will be successful in doing so. If are unable to raise sufficient capital to meet our payment obligations, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Our ability to make payments due to the holders of our Preferred Shares using cash is also limited by the amount of cash we have on hand at the time such payments are due as well as certain provisions of the Delaware General Corporation Law (the “DGCL”). Further, we intend to make the installment payments due to holders of Preferred Shares in the form of Common Stock to the extent allowed under the applicable Certificate of Designation and applicable law in order to preserve our cash resources. The issuance of shares of common stock to the holders of our Preferred Shares with increase the number of shares of Common Stock outstanding and could result in substantial dilution to the existing holders of our Common Stock.

The Preferred Shares and the Warrants contain certain anti-dilution provisions, which may dilute the interests of our stockholders, depress the price of our Common Stock, and make it difficult for us to raise additional capital.

Certain events, for example, a Stock Combination Event (as defined in the Certificate of Designations) may reduce the conversion price of the Preferred Shares, which in turn may lead to further dilution to the holders of our Common Stock. The Warrants additionally contain anti-dilution provisions applicable to the exercise price. If in the future, while any of the Warrants are outstanding, we may be required upon the occurrence of certain events, to adjust the exercise price of the Warrants, and simultaneously with any adjustment to the exercise price, the number of shares of Common Stock that may be purchased upon exercise of the Warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable thereunder for the adjusted number of shares of common stock issuable upon exercise of the Warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. Such adjustments can dilute the book value per share of Common Stock and reduce any proceeds we may receive from the exercise of the Warrants. In addition, the perceived risk of dilution may cause our shareholders to be more inclined to sell their Common Stock, which may in turn depress the price of common shares regardless of our business performance. We may also find it more difficult to raise additional equity capital while any of the Warrants and the Preferred Shares remain outstanding.

The Certificate of Designations contains restrictive covenants and terms that may make it difficult to procure additional financing and that may affect our financial condition and results of operations.

The Certificate of Designations contains certain restrictive covenants including but not limited to, maintaining a Cash Minimum (as defined in the Certificate of Designations), restrictions on incurring any indebtedness until the date on which at least 80% of the Preferred Shares have been converted to Common Stock and/or redeemed by us, subject to certain exceptions, restrictions on directly or indirectly, redeeming, repurchasing or declaring or paying any cash dividend or distribution on any of our capital stock (other than as required by the Certificate of Designations), and restrictions on directly or indirectly, permitting any of our indebtedness to mature or accelerate prior to the Maturity Date (as defined in the Certificate of Designations). Additionally, the Preferred Shares also contains certain purchase rights (the “Purchase Rights”) permitting the holders of the Preferred Shares to acquire upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all of its Preferred Shares. These restrictive covenants may may limit our flexibility in raising capital or incurring any indebtedness, which may have an adverse effect on our financial condition.

The holders of the Preferred Shares are entitled to dividends of 8% per annum, compounded each calendar quarter, which are payable in arrears monthly in cash or shares of Common Stock at our option, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Shares accrue dividends at the rate of 15% per annum (the “Default Rate”). In connection with a Triggering Event, each holder of the Preferred Shares will be able to require us to redeem in cash any or all of the holder’s Preferred Shares at a premium set forth in the Certificate of Designations. If such Triggering Event occurs, our financial condition and results of operations could be materially affected.

Under the Purchase Agreement, we are subject to certain restrictive covenants that may make it difficult to procure additional financing.

The Purchase Agreement contains, among others, the following restrictive covenants: (A) until all of Preferred Shares are no longer outstanding (or until no Warrants remain outstanding if the stockholder approval for the issuance of the shares of Common Stock upon conversion or exercise of the Preferred Shares and Warrants, as applicable, is not obtained) we shall be prohibited from effecting or entering into an agreement to effect any subsequent placement involving a variable rate transaction and (B) until the earlier of (i) the second anniversary of the closing date of the Private Placement, and (ii) the date in which no Preferred Shares remain outstanding, the opportunity to participate in any subsequent securities offerings by us.

If we require additional funding while these restrictive covenants remain in effect, we may be unable to effect a financing transaction on terms acceptable to us, or at all, while also remaining in compliance with the terms of the Purchase Agreement, or we may be forced to seek a waiver from the investors party to the Purchase Agreement, which such investors are not obligated to grant to us.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of shares or any shares issuable upon conversion of the Preferred Shares or exercise of the Warrants, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the selling stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Special Note Regarding Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any applicable prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

Use of Proceeds

All shares of our Common Stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. The holders of the Warrants are not obligated to exercise their Warrants for cash, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants for cash.

Selling Stockholders

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 62,003,579 shares of our Common Stock, which includes up to 3,404,200 shares of Common Stock issuable as Dividend Shares.

The Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Preferred Shares and exercise of the Warrants. For additional information regarding the issuance of the Preferred Shares and the Warrants, see “Private Placement of Preferred Shares and Warrants” above. We are registering the Conversion Shares and Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholders

Except for the ownership of the Preferred Shares and the Warrants issued pursuant to the Purchase Agreement and, except as disclosed in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not had any material relationship with us within the past three years.

Information About Selling Stockholders Offering

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock, Preferred Shares and Warrants as of April 11, 2025, assuming conversion of the Preferred Shares and exercise of the Warrants and any other warrants held by each such selling stockholder on that date, but taking account of any limitations on conversion and exercise set forth therein.

The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the shares of Common Stock being offered by this prospectus by the selling stockholders at the initial conversion price and exercise price of the Preferred Shares and the Warrants, respectively, and does not take in account any limitations on (i) conversion of the Preferred Shares set forth therein or (ii) exercise of the Warrants set forth therein.

The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Percentage of Common Stock Owned After Offering”, respectively) assume the conversion of the Preferred Shares at the Conversion Price and exercise of the Warrants at the initial exercise price and the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. Because the Conversion Price of the Preferred Shares and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The terms of the Registration Rights Agreement require us to register the number of shares of Common Stock equal to the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof that (x) the Preferred Shares are convertible at the Floor Price of $0.167, which was 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the Stockholder Approval Date, and (y) any such conversion shall not take into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations, and (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants issued to the Investors (without taking into account any limitations on the exercise of such Warrants set forth therein), in each case subject to the adjustments set forth in the Certificate of Designations and Warrants.

Under the terms of the Certificate of Designations and the Warrants, a selling stockholder, may not convert the Preferred Shares or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of Common Stock which would exceed 4.99%, of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Before Offering(1)		Maximum Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering
Selling Stockholders	Number	Percentage	Offered	Number	Percentage
Iroquois Capital Investment Group, LLC (2)	191,692	4.99%	5,564,840	0	0.00%
Iroquois Master Fund Ltd. (3)	84,621	4.99%	2,456,551	28,791	*

* Less than 1%

(1)	This table and the information in the notes below are based upon information available to the Company and upon 5,261,024 shares of Common Stock issued and outstanding as of April 11, 2025 (prior to any deemed issuance of any Conversion Shares or Warrant Shares). Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The amounts set forth in this column reflect the application of various limitations on the issuance of Conversion Shares and Warrant Shares in the Certificate of Designations and the Warrants, respectively, including beneficial ownership limitations and limitations under the rules or regulations of Nasdaq.

(2)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder.

The shares are held directly by Iroquois Capital Investment Group, LLC, a limited liability company (“ICIG”). Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by ICIG. Mr. Abbe disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. ICIG’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(3)	Shares of Common Stock to be sold pursuant to this prospectus represent the number of shares of Common Stock that may be issued, in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrants beneficially owned by the selling stockholder. Other shares of Common Stock beneficially owned prior to this offering consist of 28,791 shares of common stock

The shares are held directly by Iroquois Master Fund Ltd. (“IMF”). Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF. Each of Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. IMF’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583

Plan of Distribution

We are registering the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Preferred Shares and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the securities by other means not described in this prospectus. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholders may also sell securities short and deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling stockholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of securities by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will pay all expenses of the registration of the securities pursuant to the Registration Rights Agreements, estimated to be $49,120.98 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Registration Rights Agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of XWELL, Inc. and subsidiaries as of and for the years December 31, 2024 and 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, and independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.xwell.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025, as amended by our report on Form 10-K/A, filed with the SEC on April 28, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 15, 2025, March 5, 2025, April 11, 2025, and April 21, 2025; and

•	the description of our common stock contained in our Form 8-A filed with the SEC on June 16, 2010, as amended by Exhibit 4.22 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

XWELL, Inc.

254 West 31st Street, 11th Floor

New York, New York 10001

(212) 750-9595

You may also access the documents incorporated by reference in this prospectus through our website at www.xwell.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

62,003,579 Shares of Common Stock

(and including up to 3,404,200 Dividend Shares)

XWELL, Inc.

COMMON STOCK

PROSPECTUS

Part II:

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$7,120.98
Printing and engraving costs	-
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous Fees and Expenses	2,000
Total	$49,120.98

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (“DCGL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DCGL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. The amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance. This description of the limitation of liability and indemnification provisions of our amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements is qualified in its entirety by reference to these documents.

Item 16. Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC, the unitholders of XpresSpa who are parties thereto and Mistral XH Representative, LLC, as representative of the unitholders, dated as of August 8, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on August 8, 2016).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated September 8, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on September 9, 2016).

2.3	Amendment No. 2 to Agreement and Plan of Merger by and among FORM Holdings Corp., FHXMS, LLC, XpresSpa Holdings, LLC and Mistral XH Representative, LLC, as representative of the unitholders, dated October 25, 2016 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on October 25, 2016).

3.1	Certificate of Elimination of Series A Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, as filed with Secretary of State of Delaware, effective on October 24, 2022 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on October 24, 2022).

3.2	Amended and Restated Certificate of Incorporation of XWELL, Inc., effective on October 25, 2022 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on October 24, 2022.

3.3	Third Amended and Restated Bylaws of XWELL, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 21, 2024).

3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of September 27, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on September 27, 2023).

3.5	Certificate of Designation of Series A Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on August 16, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 16, 2024).

3.6	Form of Certificate of Designations of Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 15, 2025).

4.1	Section 382 Rights Agreement, dated as of March 18, 2016, between Vringo, Inc. and American Stock Transfer & Trust Company, LLC, which includes the Form of Certificate of Designation of Series C Junior Participating Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 21, 2016).

4.2	Amendment to Section 382 Rights Agreement, dated March 18, 2019, between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference from Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 22, 2019).

4.3	Form of Warrant to Purchase Shares of Common Stock of FORM Holdings Corp. (incorporated by reference from Annex F to our Registration Statement on Form S-4 filed with the SEC on October 26, 2016).

4.4	Form of Secured Convertible Note (incorporated by reference from Exhibit 4.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018).

4.5	Amendment to Secured Convertible Note (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2019).

4.6	Second Amended and Restated Convertible Promissory Note, dated as of July 8, 2019 (incorporated by reference from Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on July 8, 2019).

4.7	Third Amended and Restated Convertible Promissory Note, dated as of January 9, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 14, 2020).

4.8	Fourth Amended and Restated Convertible Promissory Note, dated as of March 6, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 6, 2020).

4.9	Unsecured Convertible Note due May 31, 2022 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on July 8, 2019).

4.10	Warrant to Purchase Common Stock in favor of Calm.com, Inc., dated as of July 8, 2019 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on July 8, 2019).

4.11	Form of Pre-Funded Warrant to Purchase Common Stock, dated March 19, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 19, 2020).

4.12	Form of Pre-Funded Warrant to Purchase Common Stock, dated March 25, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 25, 2020).

4.13	Form of Pre-Funded Warrant to Purchase Common Stock, dated March 27, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on March 27, 2020).

4.14	Form of Pre-Funded Warrant to Purchase Common Stock, dated April 6, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 7, 2020).

4.15	Description of the Registrant’s Securities (incorporated by reference from Exhibit 4.22 to our Annual Report on Form 10-K filed with the SEC on April 20, 2020).

4.16	Amended and Restated Calm Note, dated as of April 17, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 17, 2020).

4.17	Amended and Restated Calm Note, dated as of April 22, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 24, 2020).

4.18	Form of Warrant to Purchase Common Stock, dated June 17, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 17, 2020).

4.19	Form of Placement Agent Warrant to Purchase Common Stock, dated June 17, 2020 (incorporated by reference from Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 17, 2020).

4.20	Form of Warrant to Purchase Common Stock, dated August 25, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2020).

4.21	Form of Pre-Funded Warrant to Purchase Common Stock, dated August 25, 2020 (incorporated by reference from Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on August 28, 2020).

4.22	Form of Placement Agent Warrant to Purchase Common Stock, dated August 25, 2020 (incorporated by reference from Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on August 28, 2020).

4.23	Form of Warrant to Purchase Common Stock, dated December 17, 2020 (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on December 21, 2020)

4.24	Form of Placement Agent Warrant to Purchase Common Stock, dated December 17, 2020 (incorporated by reference from Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on December 21, 2020).

4.25	Tax Benefits Preservation Plan, dated as of August 16, 2024, between XWELL, Inc. and Equiniti Trust Company, LLC, as Rights Agent, together with the following exhibits thereto: Exhibit A - Form of Certificate of Designation of Series A Junior Participating Preferred Stock of XWELL, Inc.; Exhibit B - Form of Right Certificate (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on August 16, 2024).

4.26	Form of Series A Warrant (incorporated by reference from Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on January 15, 2025).

4.27	Form of Series B Warrant (incorporated by reference from Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on January 15, 2025).

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 29, 2025.

XWELL, Inc.

By:	/s/ Ezra T. Ernst
Name:	Ezra T. Ernst
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Ezra T. Ernst as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ezra T. Ernst	President and Chief Executive Officer	April 29, 2025
Ezra T. Ernst	(principal executive officer)

/s/ Thomas Ian Brown	Chief Financial Officer	April 29, 2025
Thomas Ian Brown	(principal financial and accounting officer)

/s/ Bruce T. Bernstein	Chairman of the Board	April 29, 2025
Bruce T. Bernstein

/s/ Robert Weinstein	Director	April 29, 2025
Robert Weinstein

/s/ Michael Lebowitz	Director	April 29, 2025
Michael Lebowitz

/s/ Gaëlle Wizenberg	Director	April 29, 2025
Gaëlle Wizenberg